Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Digital Link Corporation and Subsidiaries on Form S-8 (File Nos. 33-74666, 33-95176 and 333-27855) of our report dated January 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of Digital Link Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 which reports are included in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

San Jose, California
March 24, 1999